Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors Northfield Bancorp, Inc.:

We consent to incorporation by reference in the Registration Statement No. 333-147500 of Northfield Bancorp, Inc. on Form S-8 of our report dated June 16, 2008, relating to the financial statements appearing in this Annual Report on Form 11-K of Northfield Bank Employee Savings Plan as of and for the year ended December 31, 2007.

/s/ Withum Smith & Brown, P.C. Morristown, New Jersey June 20, 2008